UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 24, 2008

(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

References in this report on Form 8-K to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc. and Horizon Air Industries, Inc. are referred to as “Alaska” and “Horizon,” respectively, and together as our “airlines.”

FORWARD-LOOKING INFORMATION

This report contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. Some of these risks include increased competition, significant fuel costs, general economic conditions, labor costs and relations, our significant indebtedness, inability to meet cost reduction goals, terrorist attacks, seasonal fluctuations in our financial results, an aircraft accident, laws and regulations, and government fees and taxes. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

ITEM 2.02   Results of Operations And Financial Condition

Alaska Air Group, Inc. today issued a press release reporting financial results for the first quarter ended March 31, 2008. The press release is filed as Exhibit 99.1.

ITEM 2.05   Costs Associated with Exit or Disposal Activities and

ITEM 2.06   Material Impairments

On April 23, 2008, Air Group’s Board of Directors approved a plan to exit Horizon’s Bombardier CRJ-700 fleet earlier than originally anticipated. With the exit from the CRJ fleet (combined with the previously announced transition out of its Q200 turboprop fleet), Horizon will move to a single fleet type consisting of 48 or more Bombardier Q400 turboprop aircraft. This plan allows us to reduce annual operating costs by reducing the size of its fleet, leveraging the favorable economics of the Q400, and achieve the favorable economics and efficiencies of a single fleet type. Horizon’s current fleet of 65 aircraft includes two (2) owned and 18 leased CRJ-700 aircraft. We expect the transition to be completed within two years.

As a result of this decision, we believe the carrying values of the two owned aircraft and certain spare parts are no longer recoverable when compared to the estimated remaining future cash flows, including proceeds from final sale. Consequently, during the second quarter of 2008, we expect to record a non-cash impairment charge to write these assets down to their estimated fair value. Although the actual amount has not yet been finalized, we expect the impairment charge to be between $10 million and $15 million, before tax. No portion of the impairment charge will result in future cash expenditures.

In addition, Horizon plans to remove all of the leased CRJ-700 aircraft from operations prior to the end of the contractual lease terms. We are currently evaluating various alternatives to dispose of these aircraft in the most economically feasible way.

The nature, timing or amount of any potential gain or loss associated with these transactions cannot be reasaonably estimated at this time.

ITEM 7.01.  Regulation FD Disclosure

Pursuant to 17 CFR Part 243 (“Regulation FD”), the Company is submitting information relating to its financial and operational outlook as attached in Exhibit 99.2 and Exhibit 99.3.

In accordance with General Instruction B.2 of Form 8-K, the information under this item and Exhibit 99.2 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 9.01. Financial	Statements and Other Exhibits

Exhibit 99.1	Press Release dated April 24, 2008

Exhibit 99.2	Investor Update dated April 24, 2008

Exhibit 99.3	Investor Update – supplemental slides

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: April 24, 2008

/s/ Brandon S. Pedersen
Brandon S. Pedersen
Vice President/Finance and Controller

/s/ Bradley D. Tilden
Bradley D. Tilden

Executive Vice President/Finance and Planning and Chief Financial Officer

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